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                                                                    Exhibit 99.2


CONTACT:

      Jonathan Morgan
      CEO, First Virtual Communications, Inc.
      (650) 801-6500

      Samuel L. Schwerin
      Millennium Technology Value Partners, L.P.
      (646) 521-7800

              FIRST VIRTUAL COMMUNICATIONS, INC. ANNOUNCES INTERIM APPROVAL OF $2 MILLION DIP FINANCING CREDIT FACILITY
                   LED BY MILLENNIUM TECHNOLOGY VALUE PARTNERS

       BANKRUPTCY COURT APPROVES INITIAL RELIEF REQUESTED BY FIRST VIRTUAL COMMUNICATIONS, INC. TO STABILIZE BUSINESS DURING CHAPTER 11 REORGANIZATION

        FIRST VIRTUAL COMMUNICATIONS, INC. AUTHORIZED TO COMMENCE BIDDING PROCESS FOR RESTRUCTURING TRANSACTION SUBJECT TO AGREEMENT WITH CREDITORS

REDWOOD CITY, CALIFORNIA, JANUARY 28, 2005 - In connection with its chapter 11 reorganization, filed on January 20, 2005, First Virtual Communications, Inc. (Pink Sheets: FVCC) announced that it obtained interim approval from the Bankruptcy Court of a $2 million DIP financing credit facility from an investment partnership led by Millennium Technology Value Partners, L.P., a New York-based private equity fund. The company expects to utilize the funds to stabilize its operations, renew its commitment to customers, vendors and employees and to enhance its ability to restructure its financial affairs by allowing for a robust competition for interested parties to submit proposals to restructure the company. The company expects to obtain final approval of this financing at a hearing scheduled for February 14, 2005.

"We are extremely pleased to announce this financing which will allow us to stabilize our business and to continue to provide great service to our clients. The financing gives our existing and future customers and partners confidence that we will continue to provide an extremely high level of service," said Jonathan Morgan, First Virtual's CEO. "Our unique award winning software solution provides a complete framework for delivering a new generation of integrated video+voice+data applications that address the real-time communications needs of companies worldwide."

"First Virtual's software for real time collaborative meeting applications and conferencing solutions is a leading product suite used every day by some of the world's most important and demanding customers," said Samuel L. Schwerin, Managing Partner of Millennium Technology Value Partners, L.P. "We are pleased to have the opportunity to provide financial and operating resources to help the company through this transition so that First Virtual can continue to deliver robust solutions and support to its valued customers."
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The company also announced that the Bankruptcy Court approved substantially all of the initial relief that the company requested, at a hearing held on January 26, 2005 in the United States Bankruptcy Court for the Northern District of California. Among other relief, the Bankruptcy Court approved the company's request to honor certain employee obligations and benefits, to approve the company's agreement with its existing bank lender regarding continued access to working capital, to establish procedures to ensure uninterrupted utility services to the company as well as joint administration of its case and that of its wholly-owned subsidiary, CUseeMe Networks, Inc., for procedural purposes only.

Finally, the company announced that the Bankruptcy Court also approved, on an interim basis, preliminary procedures for interested parties to submit proposals in connection with its restructuring efforts. As previously announced, the company already has one proposal for the sale of substantially all of its assets on hand, subject to due diligence and Bankruptcy Court approval. The company expects to work with its existing stalking horse bidder as well as the newly-appointed Official Committee of Unsecured Creditors to finalize these procedures and fix a timeline for the submission of restructuring proposals. At this time, the company cannot predict what values will be ascribed in the cases to claims against or interests in the company as there are a variety of factors that may impact such values, including, but no limited to, the terms of restructuring proposals that the company receives and the terms of any reorganization planned that may ultimately be confirmed. Accordingly, the company urges that the appropriate caution be exercised with respect to existing and future investments in any of its liabilities and/or securities.

"We are extremely pleased at the successful launch of our chapter 11 reorganization. We cannot thank the creditors' committee enough for their cooperation in this process and recognizing the inherent value in the company's business," Morgan added. "We are extremely proud and mindful of the extraordinary efforts of all our employees who worked with our customers and prospects over this last year and delivered on the promise of Click to Meet Versions 4.0 and 4.1. In the face of a difficult and trying year, they delivered a world class product and set the standard by which other software solutions are judged."

About First Virtual Communications, Inc.

First Virtual Communications creates leading software products that enable interactive voice, video and data collaboration over IP-based networks. Through its products, FVCC provides cost-effective, integrated end-to-end solutions for large-scale deployments to enterprise desktops. It also enables best-of-breed conferencing solutions to be extended through ISDN and ATM networks.

The company's flagship product, Click to Meet(TM), provides a complete framework for delivering a new generation of video-enabled web collaboration applications. Click to Meet(TM) can be integrated seamlessly into popular enterprise messaging and collaboration environments such as Microsoft Exchange/Outlook and instant messaging. First Virtual serves its customers through a worldwide network of resellers and partners. More information about First Virtual Communications can be found at www.fvc.com.

About Millennium Technology Value Partners, L.P.


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Millennium Technology Value Partners is a New York-based private equity fund focused on a value-centric approach to venture capital and technology investing. The fund is part of a greater family of funds including PS Capital Holdings, PS Capital Ventures, and Millennium Technology Ventures. Millennium Technology Value Partners is a leader in providing liquidity to holders of venture capital and private equity investments. Transactions range from direct and limited partnership investments in the secondary market to corporate spin-offs of non-core assets and value-oriented public market investments. For more information, please visit www.mtvlp.com.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION AND OTHER MATTERS

Statements made in this release which address activities, events or developments that we expect or anticipate may occur in the future are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect the company's current views with respect to current and future events and financial performance. Such forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the company's operations and business environment which may cause the actual results of the company to be materially different from any future results, express or implied, by such forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: the ability of the company to continue as a going concern; the ability of the company to access working capital, including, but not limited to, the use of cash collateral or debtor-in-possession financing; the company's ability to obtain Bankruptcy Court approval with respect to motions in the Chapter 11 proceeding prosecuted by it from time to time; the ability of the company to develop, prosecute, confirm and consummate one or more transactions for the sale of the company's assets or other change of control transactions under a plan or plans of reorganization with respect to the Chapter 11 cases; risks associated with third parties seeking and obtaining the Bankruptcy Court's approval to terminate or shorten the exclusivity period for the company to propose and confirm one or more plans of reorganization, for the appointment of a Chapter 11 trustee or to convert the cases to Chapter 7 cases; the ability of the company to obtain and maintain normal terms and relationships with vendors, service providers and employees; the company's ability to maintain contracts that are critical to its operations; any adverse impact on us from the special investigation and restatement of previously announced financial results; any adverse impact arising from the delay in filing required periodic reports; the company's potential inability to maintain business relationships with the company's integrators, distributors and suppliers; and other risk factors set forth in the company Annual Report on Form 10-K for the year ended December 31, 2003 and in the company's other public filings with the SEC, or in other filings made, from time to time, by the company with the Securities and Exchange Commission. The forward-looking statements speak only as of the date when made and the company does not undertake to update such statements.


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